UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2003

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC

(Exact name of registrant as specified in its charter)

Delaware	000-30733	41-1978822

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10700 Bren Road West Minnetonka, MN 55343

(Address of principal executive offices)

(952) 933-4666

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURES
EX-99.1 Press Release

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 23, 2003 (included herewith).

Item 9. Regulation FD Disclosure.

On April 23, 2003, the Company issued a press release announcing its first quarter results of operations for fiscal year 2003. Attached hereto as Exhibit 99.1 is a copy of the Company’s press release dated April 23, 2003 announcing the Company’s results of operations.

The press release includes a schedule disclosing operating income, net income, and earnings per share excluding the effect of the Company’s 2002 pension fund termination and acquisition of Cryogen, Inc. on December 30, 2002, to facilitate a comparison of the Company’s results without these events. These financial measures in this schedule have not been determined in accordance with generally accepted accounting principles (“GAAP”). Pursuant to Regulation G, the Company has included in this schedule a reconciliation of these non-GAAP financial measures to most directly comparable GAAP financial measures.

The foregoing information furnished under “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC

By:	/s/ M. James Call M. James Call Executive Vice President and Chief Financial Officer

Dated: April 28, 2003